                                                                    EXHIBIT 77B

            Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of the Columbia Funds Variable Series Trust II

In planning and performing our audits of the financial statements of the funds listed in the accompanying Attachment A (the Funds) which comprise the Columbia Funds Variable Series Trust II as of and for the year ended December 31, 2011, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of December 31, 2011.

This report is intended solely for the information and use of management and the Board of Trustees of the Columbia Funds Variable Series Trust II and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Minneapolis, Minnesota
February 17, 2012

                                                                   ATTACHMENT A

FUNDS COMPRISING THE COLUMBIA FUNDS VARIABLE SERIES TRUST II

Columbia Variable Portfolio - Diversified Equity Income Fund Columbia Variable Portfolio - International Opportunity Fund Columbia Variable Portfolio - Large Cap Growth Fund
Columbia Variable Portfolio - Mid Cap Value Opportunity Fund Columbia Variable Portfolio - S&P 500 Index Fund
Columbia Variable Portfolio - Select Large-Cap Value Fund Columbia Variable Portfolio - Select Smaller-Cap Value Fund Columbia Variable Portfolio - Seligman Global Technology Fund Columbia Variable Portfolio - Short Duration U.S. Government Fund

                                                                    EXHIBIT 77B

            Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of the Columbia Funds Variable Series Trust II

In planning and performing our audits of the financial statements of the funds listed in the accompanying Attachment A (the Funds) which comprise the Columbia Funds Variable Series Trust II as of and for the year ended December 31, 2011, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of December 31, 2011.

This report is intended solely for the information and use of management and the Board of Trustees of the Columbia Funds Variable Series Trust II and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

                                                   /s/ Ernst & Young LLP

Minneapolis, Minnesota
February 22, 2012

                                                                   ATTACHMENT A

FUNDS COMPRISING THE COLUMBIA FUNDS VARIABLE SERIES TRUST II

Columbia Variable Portfolio - Balanced Fund
Columbia Variable Portfolio - Cash Management Fund
Columbia Variable Portfolio - Core Equity Fund
Columbia Variable Portfolio - Diversified Bond Fund
Columbia Variable Portfolio - Dynamic Equity Fund
Columbia Variable Portfolio - Emerging Markets Opportunity Fund
Columbia Variable Portfolio - Global Bond Fund
Columbia Variable Portfolio - Global Inflation Protected Securities Fund Columbia Variable Portfolio - High Yield Bond Fund
Columbia Variable Portfolio - Income Opportunities Fund
Columbia Variable Portfolio - Limited Duration Credit Fund
Columbia Variable Portfolio - Mid Cap Growth Opportunity Fund
Variable Portfolio - Aggressive Portfolio
Variable Portfolio - American Century Diversified Bond Fund
Variable Portfolio - American Century Growth Fund
Variable Portfolio - Columbia Wanger International Equities Fund
Variable Portfolio - Columbia Wanger U.S. Equities Fund
Variable Portfolio - Conservative Portfolio
Variable Portfolio - Davis New York Venture Fund
Variable Portfolio - DFA International Value Fund
Variable Portfolio - Eaton Vance Floating-Rate Income Fund
Variable Portfolio - Goldman Sachs Mid Cap Value Fund
Variable Portfolio - Invesco International Growth Fund
Variable Portfolio - J.P. Morgan Core Bond Fund
Variable Portfolio - Jennison Mid Cap Growth Fund
Variable Portfolio - Marsico Growth Fund
Variable Portfolio - MFS Value Fund
Variable Portfolio - Moderate Portfolio
Variable Portfolio - Moderately Aggressive Portfolio
Variable Portfolio - Moderately Conservative Portfolio
Variable Portfolio - Mondrian International Small Cap Fund
Variable Portfolio - Morgan Stanley Global Real Estate Fund
Variable Portfolio - NFJ Dividend Value Fund
Variable Portfolio - Nuveen Winslow Large Cap Growth Fund
Variable Portfolio - Partners Small Cap Growth Fund
Variable Portfolio - Partners Small Cap Value Fund
Variable Portfolio - PIMCO Mortgage-Backed Securities Fund
Variable Portfolio - Pyramis(R) International Equity Fund
Variable Portfolio - Wells Fargo Short Duration Government Fund